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                                                                    EXHIBIT 10.2




                                 PROMISSORY NOTE


$500,000                                                     ANN ARBOR, MICHIGAN
                                                            DATED: APRIL 5, 2001


         FOR VALUE RECEIVED, JEFFREY S. WILLIAMS, ("Borrower"), promises to pay to the order of GENOMIC SOLUTIONS INC., a Delaware corporation ("Lender"), at 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108, or at such other place as Lender may designate in writing, in lawful money of the United States of America the principal sum of Five Hundred Thousand Dollars ($500,000) plus interest as hereinafter provided, on or prior to the earlier to occur of (i) two
(2) years from the date of this promissory note (the "Note") and (ii) in the event of termination of Borrower's employment with Lender other than termination by Lender without cause, as that term is used in the Employment Agreement between Genomic Solutions Inc. and Jeffrey S. Williams, dated January 1, 2000 as amended, the Note and all interest accrued to date shall be immediately due and payable on the date of termination.

         Interest on the unpaid principal balance of the Note will accrue at a rate per annum equal to 6.5%. Interest accrued on the principal balance of this Note shall be paid to Lender in annual installments of interest only, commencing on April 4, 2002 and continuing thereafter until the entire unpaid principal of this Note has been paid in full. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full on the Due Date. All accrued interest shall be due and payable at the time of payment of the principal amount.

         This Note may be paid in full or in part at any time without payment of any prepayment fee or penalty. All payments received hereunder shall, at the option of Lender, first be applied against accrued and unpaid interest and the balance against principal. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks.

         Borrower and Lender have entered into a Stock Pledge Agreement of even date herewith (the "Pledge Agreement"), pursuant to which Borrower has pledged and granted Lender a security interest in 500,000 shares of the callable common stock of the Lender, to secure all of Borrower's obligations to Lender under this Note.

         The occurrence of any of the following shall constitute an "Event of Default" under this Note: (i) Borrower fails to make any payment of principal or interest when due under this Note or fails to perform or comply with, or defaults with respect to, any of the terms, covenants, or conditions of this Note; (ii) Borrower becomes insolvent or unable to pay its debts as they become due or makes an assignment for the benefit of its creditors; (iii) a receiver or a trustee is appointed for Borrower's assets, and such receiver or trustee is not discharged within sixty (60) days of such appointment; (iv) a proceeding of any nature under the federal Bankruptcy Code, as amended, or any state insolvency statute, is commenced against Borrower or a voluntary proceeding is instituted by Borrower with the Borrower as debtor, and such proceeding, if involuntary, is not set aside within sixty (60) days from the date of its institution; or (v) an Event of Default, as defined in the


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Pledge Agreement, occurs.

         Upon the occurrence of an Event of Default, Lender, at its option and without notice to Borrower, may declare the entire unpaid principal balance of this Note and all accrued interest, together with all other indebtedness of Borrower to Lender, to be immediately due and payable. Neither Lender's failure promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor Lender's failure to demand strict performance of any other obligation of Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrower or any other person who may be liable hereunder. Upon occurrence of an Event of Default, Borrower shall pay Lender, in addition to all other sums provided in this Note, all of Lender's costs and expenses, including reasonable attorneys' fees, incurred by Lender in the collection of all sums payable under this Note.

         Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender's diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party.

         This Note shall be binding upon Borrower and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns. This Note has been executed in the State of Michigan, and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

                                    BORROWER:




                                    By: /s/ Jeffrey S. Williams
                                    --------------------------------------------
                                          Jeffrey S. Williams



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